CenturyLink Reports First Quarter 2019 Results

Highlights

•	Reported Net Loss of $6.165 billion; excluding Integration and Transformation Costs and Special Items, reported Net Income of $360 million

•	Generated Adjusted EBITDA of $2.262 billion for the first quarter 2019, excluding Integration and Transformation Costs of $34 million

•	Expanded Adjusted EBITDA margin, excluding Integration and Transformation Costs and Special Items, to 40.1% in first quarter 2019, from 36.7% in first quarter 2018

•	Generated Net Cash Provided by Operating Activities of $1.182 billion for the first quarter 2019

•	Generated Free Cash Flow of $315 million for the first quarter 2019, excluding cash paid for Integration and Transformation Costs of $64 million

•	Achieved annualized run-rate Adjusted EBITDA synergy and transformation savings of $128 million at the end of the first quarter 2019

•	Announced the company is evaluating strategic alternatives for its Consumer business

•	Reiterated full year 2019 outlook for Adjusted EBITDA and Free Cash Flow

MONROE, La., May 8, 2019 — CenturyLink, Inc. (NYSE: CTL) today reported results for the first quarter ended March 31, 2019.
“Our focus on profitable revenue continues to drive our growth in Adjusted EBITDA and expanding our Adjusted EBITDA margin,” said Jeff Storey, president and CEO of CenturyLink. “We made solid progress this quarter with our transformation initiatives, which has the primary benefit of improving experience for our customers and employees, along with reducing costs in the business.”
Total revenue was $5.65 billion for the first quarter 2019, compared to $5.95 billion for the first quarter 2018.
Diluted net loss per share was $5.77 for the first quarter 2019, compared to diluted earnings per share of $0.11 for first quarter 2018. Excluding a goodwill impairment of $6.506 billion and Integration and Transformation costs of $34 million, diluted earnings per share for the first quarter 2019 was $0.34 compared to $0.25 per share for the first quarter in 2018.

Financial Results

Metric	First Quarter	First Quarter
($ in millions, except per share data)	2019	2018
International and Global Accounts	$891	935
Enterprise	1,523	1,547
Small and Medium Business	755	784
Wholesale	1,037	1,110
Consumer	1,441	1,569
Total Revenue	$5,647	5,945
Cost of Services and Products	2,520	2,803
Selling, General and Administrative Expenses	932	1,109
Share-based Compensation Expenses	33	41
Adjusted EBITDA(1)	2,228	2,074
Adjusted EBITDA, Excluding Integration and Transformation Costs and Special Items(1), (2)	2,262	2,181
Adjusted EBITDA Margin(1)	39.5%	34.9%
Adjusted EBITDA Margin, Excluding Integration and Transformation Costs and Special Items(1), (2)	40.1%	36.7%
Net Cash Provided by Operating Activities	1,182	1,667
Capital Expenditures	931	805
Unlevered Cash Flow(1)	729	1,352
Unlevered Cash Flow, Excluding Cash Integration and Transformation Costs(1), (3)	793	1,431
Free Cash Flow(1)	251	862
Free Cash Flow, Excluding Cash Integration and Transformation Costs(1), (3)	315	941
Net (Loss) Income	(6,165)	115
Net Income, Excluding Integration and Transformation Costs and Special Items(4)	360	262
Net (Loss) Income per Common Share - Diluted	(5.77)	0.11
Net Income per Common Share - Diluted, Excluding Integration and Transformation Costs and Special Items(4)	0.34	0.25
Weighted Average Shares Outstanding (in millions) - Diluted	1,068.9	1,069.2

(1) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2) Excludes (i) $34 million of integration and transformation costs for the first quarter of 2019 and (ii) $107 million of integration costs and special items for the first quarter of 2018.
(3) Excludes cash paid (i) for integration and transformation costs of $64 million for the first quarter of 2019, (ii) for integration costs of $79 million for the first quarter of 2018.
(4) Excludes (i) $6.525 billion of integration and transformation costs and special items for the first quarter of 2019 and (ii) $147 million of integration costs for the first quarter of 2018.

Revenue	First Quarter	Fourth Quarter	QoQ Percent	First Quarter	YoY Percent
($ in millions)	2019	2018	Change	2018	Change
By Business Unit
International and Global Accounts	$891	923	(3)%	935	(5)%
Enterprise	1,523	1,558	(2)%	1,547	(2)%
Small and Medium Business	755	756	—%	784	(4)%
Wholesale	1,037	1,074	(3)%	1,110	(7)%
Consumer	1,441	1,467	(2)%	1,569	(8)%
Total Revenue	$5,647	5,778	(2)%	5,945	(5)%

Cash Flow
Free Cash Flow, excluding integration and transformation costs, was $315 million in the first quarter 2019, compared to $941 million in the first quarter 2018.

As of March 31, 2019, CenturyLink had cash and cash equivalents of $441 million.

Goodwill Impairment
Under GAAP, the company is required to perform periodic impairment tests related to its goodwill asset.  The continued decline in CenturyLink’s stock price during the first quarter was considered a triggering event requiring completion of a goodwill impairment analysis.  Based on this analysis, the company recorded a non-cash $6.5 billion goodwill impairment charge driven by the difference between the company's market capitalization and carrying value at March 31, 2019.

Strategic Alternatives Process
As part of CenturyLink’s regular evaluation of its asset portfolio, the Company announced that it has initiated a strategic alternatives process for its Consumer business and has engaged external advisors to assist in the review. The Company cannot predict the outcome or timing of this work, whether any transactions will be consummated or, if they are, what the form of those transactions may be. The Company does not plan to modify its normal operations or investment patterns in these businesses while it undertakes this review.

“Our Consumer business continues to make significant contributions to our profitability and Free Cash Flow and we are performing well where we are investing,” said Storey. “We are comfortable operating this business for the long term, but the strategic review will help us better understand whether there are opportunities to better maximize the value of this asset.”

The Company does not intend to comment further regarding the strategic review process until it is complete or further disclosure is required.

2019 Business Outlook
“Looking back at the first quarter 2019, we are off to a good start in capturing synergy and cost transformation savings,” said Neel Dev, CenturyLink’s executive vice president and chief financial officer.

“We are reiterating all of our full year outlook measures, and continue to expect Adjusted EBITDA of $9.0 to $9.2 billion and Free Cash Flow of $3.1 to $3.4 billion for the full year 2019.”

Metric (1), (2)	2019 Outlook
Adjusted EBITDA	$9.00 to $9.20 billion
Free Cash Flow	$3.10 billion to $3.40 billion
Dividends (3)	$1.075 billion
Free Cash Flow after Dividends	$2.025 billion to $2.325 billion
GAAP Interest Expense	$2.100 billion
Cash Interest	$2.05 to $2.10 billion
Capital Expenditures	$3.50 billion to $3.80 billion
Depreciation and Amortization	$4.90 to $5.10 billion
Non-cash Compensation Expense	$210 million
Cash Income Taxes	$100 million
Full Year Effective Income Tax Rate	~25%

(1) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2)  Outlook measures in this release and the accompanying schedules (i) exclude integration and transformation costs, (ii) exclude the effects of special items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (iii) speak only as of May 8, 2019. See "Forward Looking Statements" below.

(3)  Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes payment of dividends at the rate of $1.00 per share per year, based on the number of shares outstanding on March 31, 2019. Payments of all dividends are at the discretion of the board of directors.

Investor Call
CenturyLink’s management will host a conference call at 5:00 p.m. ET today, May 8, 2019. The conference call will be streamed live over CenturyLink's website at ir.centurylink.com. Additional information regarding first quarter 2019 results, including the presentation management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5643 (U.S. Domestic) or +1 312-281-1201 (International).

A telephone replay of the call will be available beginning at 7:00 p.m. ET on May 8, 2019, and ending August 6, 2019, at 6:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21920230. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on May 8, 2019 and ending August 6, 2019 at 6:00 p.m. ET.

Media Relations Contact:                         Investor Relations Contact:
D. Nikki Wheeler                             Mark Stoutenberg Nikki.Wheeler@CenturyLink.com                     Mark.Stoutenberg@CenturyLink.com
+1 720-888-0560                             +1 720-888-1662

About CenturyLink
CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.

Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our traditional wireline service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakage or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, special access, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the negative impact of increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to collect our receivables from financially troubled customers; our ability to use our net operating loss carry forwards in the amounts projected; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require future impairment charges; the effects of adverse weather, terrorism or other natural or man-made disasters; adverse effects of material weaknesses or any other significant deficiencies identified in our internal controls over financial reporting; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in public policy, in the views of financial analysts or in general market, labor, economic or geo-political conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to Adjusted EBITDA, free cash flow, unlevered cash flow, and adjustments to GAAP measures to exclude the effect of integration and transformation costs and special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the associated current report on form 8-K. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended March 31,		Increase / (decrease)
	2019	2018

OPERATING REVENUE	$5,647	5,945	(5)%

OPERATING EXPENSES
Cost of services and products	2,520	2,803	(10)%
Selling, general and administrative	932	1,109	(16)%
Depreciation and amortization	1,188	1,283	(7)%
Goodwill impairment	6,506	—	nm
Total operating expenses	11,146	5,195	115%

OPERATING (LOSS) INCOME	(5,499)	750	nm

OTHER (EXPENSE) INCOME
Interest expense	(523)	(535)	(2)%
Other income (expense), net	(5)	21	nm
Income tax expense	(138)	(121)	14%
NET (LOSS) INCOME	$(6,165)	115	nm
BASIC (LOSS) EARNINGS PER SHARE	$(5.77)	0.11	nm
DILUTED (LOSS) EARNINGS PER SHARE	$(5.77)	0.11	nm

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,068,878	1,065,796	—%
Diluted	1,068,878	1,069,183	—%

DIVIDENDS PER COMMON SHARE	$0.25	0.54	(54)%

Exclude: integration and transformation costs and special items(1)	6,525	147	nm

NET INCOME EXCLUDING INTEGRATION AND TRANSFORMATION COSTS AND SPECIAL ITEMS	$360	262	37%

DILUTED EARNINGS PER SHARE EXCLUDING INTEGRATION AND TRANSFORMATION COSTS AND SPECIAL ITEMS	$0.34	0.25	36%

(1) Excludes the integration and transformation costs and special items described under the heading Non-GAAP Integration and Transformation Costs and Special Items, net of the income tax effect thereof.

nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2019 AND DECEMBER 31, 2018
(UNAUDITED)
($ in millions)
	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$441	488
Restricted cash	3	4
Other current assets	3,376	3,328
Total current assets	3,820	3,820

PROPERTY, PLANT AND EQUIPMENT, Net of accumulated depreciation of $27,385 and $26,859	25,793	26,408

GOODWILL AND OTHER ASSETS
Goodwill	21,526	28,031
Operating lease assets (1)	1,952	—
Restricted cash	30	26
Other, net	11,667	11,971
Total goodwill and other assets	35,175	40,028

TOTAL ASSETS	$64,788	70,256

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$632	652
Other current liabilities (1)	4,741	4,879
Total current liabilities	5,373	5,531

LONG-TERM DEBT	34,858	35,409
DEFERRED CREDITS AND OTHER LIABILITIES (1)	11,014	9,488
STOCKHOLDERS' EQUITY	13,543	19,828

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$64,788	70,256
(1) The Company adopted Accounting Standards Update ("ASU") 2016-16, Leases (ASC 842) beginning January 1, 2019 and recorded additional operating lease assets and operating lease liabilities in its Condensed Consolidated Balance Sheets for 2019.

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(UNAUDITED)
($ in millions)

	Three months ended
	March 31, 2019	March 31, 2018
OPERATING ACTIVITIES
Net (Loss) Income	$(6,165)	115
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,188	1,283
Deferred income taxes	126	123
Impairment of goodwill and other assets	6,508	27
Provision for uncollectible accounts	46	47
Net (gain) loss on early retirement of debt	(9)	1
Share-based compensation	33	41
Changes in current assets and liabilities, net	(525)	(139)
Retirement benefits	(14)	(49)
Changes in other noncurrent assets and liabilities, net	(4)	145
Other, net	(2)	73
Net cash provided by operating activities	1,182	1,667
INVESTING ACTIVITIES
Capital expenditures	(931)	(805)
Proceeds from sale of property, plant and equipment and intangible assets	25	3
Other, net	—	34
Net cash used in investing activities	(906)	(768)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	130
Payments of long-term debt	(153)	(68)
Net proceeds (payments) on revolving line of credit	145	(405)
Dividends paid	(285)	(580)
Other, net	(27)	(26)
Net cash used in financing activities	(320)	(949)
Net decrease in cash, cash equivalents and restricted cash	(44)	(50)
Cash, cash equivalents and restricted cash at beginning of period	518	587
Cash, cash equivalents and restricted cash at end of period	$474	537

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	March 31, 2019	December 31, 2018	March 31, 2018

Operating Metrics
Consumer broadband subscribers	4,806	4,812	4,986

Consumer broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our consumer broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone consumer broadband subscribers. We count lines when we install the service.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not use the term non-recurring because while some of these items are special because they are unusual and infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, share-based compensation expense and goodwill impairment.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of CenturyLink’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of CenturyLink and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding integration and transformation costs) to compare CenturyLink’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense because of the non-cash nature of this item. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of CenturyLink.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from CenturyLink’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without integration and transformation costs adjustments) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Statements of Cash Flows or the Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of CenturyLink and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure CenturyLink’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of CenturyLink’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the CenturyLink’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure CenturyLink’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of CenturyLink’s Free Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

CenturyLink, Inc.
Non-GAAP Integration and Transformation Costs and Special Items
(UNAUDITED)
($ in millions)

	Actual QTD
Integration and Transformation Costs(1) and Special Items Impacting Adjusted EBITDA	1Q19	1Q18
OTT/Stream impairment of content commitment and hardware, software, and internal labor	$—	42
Total special items impacting adjusted EBITDA	—	42
Plus: integration and transformation costs	34	65
Total integration and transformation costs and special items impacting adjusted EBITDA	$34	107

	Actual QTD
Integration and Transformation Costs and Special Items Impacting Net Income	1Q19	1Q18
Impairment of goodwill	$6,506	—
OTT/Stream impairment of content commitment and hardware, software, and internal labor	—	42
Gain on early debt retirement	(9)	—
Total special items impacting net income	6,497	42
Plus: integration and transformation costs	34	71
Total integration and transformation costs and special items impacting net income	6,531	113
Income tax effect of integration and transformation costs and special items (2)	(6)	(30)
Impact of tax reform	—	64
Total integration and transformation costs and special items impacting net income, net of tax	$6,525	147

(1) Represents (i) for the first quarter of 2019, the cost of obtaining the synergy and transformations savings over 2019-2021 that the Company discussed in its February 13, 2019 earnings release and (ii) for the first quarter of 2018, the cost of obtaining the acquisition-related synergies that the Company captured between November 1, 2017 and December 31, 2018 following the combination of CenturyLink and Level 3.

(2) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 26.4% for Q1 2018 and 24.3% for Q1 2019

CenturyLink, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)

	1Q19	1Q18
Net cash provided by operating activities	$1,182	1,667
Capital expenditures	(931)	(805)
Free cash flow	251	862
Cash interest paid	480	491
Interest income	(2)	(1)
Unlevered cash flow	$729	1,352

Free cash flow	$251	862
Add back: cash integration and transformation costs	64	79
Free cash flow excluding cash integration and transformation costs	$315	941

Unlevered cash flow	$729	1,352
Add back: cash integration and transformation costs	64	79
Unlevered cash flow excluding cash integration and transformation costs	$793	1,431

CenturyLink, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)

	1Q19	1Q18
Net (loss) income	$(6,165)	115
Income tax expense	138	121
Total other expense	528	514
Depreciation and amortization expense	1,188	1,283
Share-based compensation expense	33	41
Goodwill impairment	6,506	—
Adjusted EBITDA	$2,228	2,074

Add back: integration and transformation costs(1)	$34	65
Add back: special items (1)	—	42
Adjusted EBITDA excluding integration and transformation costs and special items	$2,262	2,181

Total revenue	$5,647	5,945

Adjusted EBITDA margin	39.5%	34.9%
Adjusted EBITDA margin excluding integration and transformation costs and special items	40.1%	36.7%

(1) Refer to Non-GAAP Integration and Transformation Costs and Special Items table for details of the integration and transformation costs and special items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that CenturyLink is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, CenturyLink has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While CenturyLink feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

CenturyLink, Inc.
2019 OUTLOOK (1)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2019
	Range
	Low	High
Net income	$850	1,390
Income tax expense	280	460
Total other expense	2,300	2,100
Depreciation and amortization expense	5,100	4,900
Non-cash compensation expense	220	200
Integration and transformation costs	250	150
Adjusted EBITDA	$9,000	9,200

Free Cash Flow Outlook
Twelve Months Ended December 31, 2019
	Range
	Low	High
Net cash provided by operating activities	$6,900	6,900
Capital expenditures	(3,800)	(3,500)
Free cash flow	$3,100	3,400
(1) Footnotes (1) and (2) from the outlook table included at page 4 are incorporated herein by reference.